Exhibit 99.1

Americold Realty Trust Closes Acquisition of Agro Merchants Group

- Closes Institutional Private Placement of €750 Million of Senior Unsecured Notes -

ATLANTA, (BUSINESS WIRE) — Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition, and development of temperature-controlled warehouses, today announced that the Company has closed its acquisition of Agro Merchants Group.

In the transaction, Americold acquired a portfolio of 46 facilities, totaling 236 million refrigerated cubic feet, located in 10 countries. With the addition of the Agro facilities, Americold’s portfolio consists of 239 facilities totaling 1.41 billion refrigerated cubic feet, with a global network spanning four continents.

Citigroup acted as exclusive financial advisor to Americold. King & Spalding LLP and Freshfields Bruckhaus Deringer acted as legal advisors to Americold.

Concurrently with the close of the Agro transaction, the Company issued 14.2 million of its common shares to funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and Agro management. These shares are subject to a lockup period until May 17, 2021. As of December 30, 2020, the Company’s common shares outstanding totaled 251.7 million shares, inclusive of the shares issued to Oaktree and Agro management, 31.9 million forward shares raised through the Company’s October 2020 equity offering and now settled, and 1.9 million forward shares issued on the Company’s $500 million ATM program during the third quarter of 2020 and now settled.

As of December 30, 2020, the Company’s remaining three outstanding forward equity tranches are as follows: 6.0 million, 2.4 million, and 4.8 million shares with a net share price of $21.94, $36.18, and $36.64, respectively (net share price as of December 29, 2020). The targeted use of proceeds for each tranche is as follows: fund the previously announced development projects in Connecticut and Pennsylvania, fund the previously announced Arkansas and Calgary expansions, and fund future growth initiatives, respectively.

The Company also closed on its institutional private placement of €750 million of senior unsecured notes on December 30, 2020. This private placement consisted of two tranches: €400 million of senior unsecured notes that are due January 7, 2031 and carry an interest rate of 1.62% and €350 million of senior unsecured notes that are due January 7, 2033 and carry an interest rate of 1.65%.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report for the quarter ended March 31, 2020, in our Form 8-K filed April 16, 2020 and in our Form 8-K filed on October 13, 2020, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 239 temperature-controlled warehouses, with over 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Australia, New Zealand, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

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Americold Realty Trust

Investor Relations

678-459-1959

investor.relations@americold.com